SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 17, 2006

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

At a meeting on March 17, 2006, the Zarafshan-Newmont Joint Venture (“ZNJV”), which is 50 percent owned by Newmont Mining Corporation (the “Corporation”), was verbally notified by the Uzbekistan Ministry of Finance that it would like to renegotiate or eliminate Decree 151 during 2006. Decree 151 is a governmental decree that protects ZNJV from changes in tax laws and provides other financial and operational benefits. ZNJV’s joint venture agreement with the government of Uzbekistan provides that the tax protection and financial and operational benefits provided by Decree 151 are to remain in effect for so long as ZNJV has ongoing operations. The Corporation does not believe that any amendment to Decree 151 is warranted or appropriate, but we cannot predict the outcome of these discussions at this time. Depending on the outcome, the amendment or elimination of Decree 151 could adversely affect the results of the ZNJV operation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/    Britt D. Banks

Name: Britt D. Banks

Title: Senior Vice President and General Counsel

Dated: March 22, 2006

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